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                             SUBSIDIARIES OF THE COMPANY

                            Johnstown America Corporation
                                 Bostrom Seating, Inc.
                                Bostrom Holdings, Inc.
                              Freight Car Services, Inc.
                                JAC Patent Corporation
                                 Truck Components Inc.
                                  Gunite Corporation
                              Brillion Iron Works, Inc.
                            Fabco Automotive Corporation
                                JAII Management Company
                                 JAIX Leasing Company